UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2022 (August 1, 2022)

ALR TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-30414	88-0225807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7400 Beaufont Springs Drive

Suite 300

Richmond, Virginia 23225

(Address of Principal Executive Offices) (Zip Code)

(804) 554-3500

Registrant’s telephone number, including area code

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ALRT	OTC US

Item 1.02	Termination of a Material Definitive Agreement.

Further to the Current Report on Form 8-K dated July 5, 2022, the closing conditions for the Manufacturing and Supply Agreement between ALR Technologies SG Pte. Ltd. (“ALRS”), an affiliate of ALR Technologies Inc. (the “Company”), and Infinovo Medical Co., Ltd. were not met and that agreement has now terminated. The parties are now working on completing a new agreement whereby the closing condition for ALRS to enter into a binding sales and distribution agreement for the GluCurve Pet CGM would be August 31, 2022. Should the parties enter into a new manufacturing and supply agreement, it will not become effective unless ALRS enters into a binding distribution agreement for the sale and distribution of GluCurve by August 31, 2022. There can be no assurance that the parties will enter in such new agreement or that this condition to effectiveness of the new agreement will be satisfied.

Item 7.01	Regulation FD Disclosure.

On August 1, 2022, the Company issued a press release titled “ALR Technologies Announces First Shipment of GluCurve Pet CGMs Expected in October and Update on the Manufacturing Agreement.”

A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2022	ALR TECHNOLOGIES INC.

	By:	/s/ Sidney Chan
Name: Sidney Chan
	Title:	Chairman and CEO